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                                                                     EXHIBIT 5.1

                                              2001 ROSS AVENUE        AUSTIN
                                              DALLAS, TEXAS           DALLAS
[BAKER BOTTS L.L.P. LOGO]                     75201-2980              DUBAI
                                                                      HONG KONG
                                              TEL +1                  HOUSTON
                                              214.953.6500            LONDON
                                              FAX +1                  MOSCOW
                                              214.953.6503            NEW YORK
                                              www.bakerbotts          RIYADH
                                              com                     WASHINGTON

February 15, 2006

Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

Ladies and Gentlemen:

                 We have acted as counsel to Noble Corporation, a Cayman Islands exempted company limited by shares (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured senior debt securities (the "Senior Debt Securities"); (b) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and (iii) depositary shares representing preferred shares of the Company ("Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"). The Debt Securities and Depositary Receipts are collectively referred to herein as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.

                  The opinions set forth herein relate only to the Securities. Maples and Calder, Cayman Islands counsel to the Company, has delivered its opinion relating to the ordinary shares, preferred shares, including shares represented by the Depositary Shares, and warrants covered by the Registration Statement, as well as certain other matters under Cayman Islands law relating to the securities registered under the Registration Statement. The opinion letter of Maples and Calder is filed as Exhibit 5.2 to the Registration Statement.

                  Each series of Debt Securities may be issued pursuant to an indenture to be entered into between the Company, as issuer, and JPMorgan Chase Bank, as trustee (the "Indenture"), as such Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers' certificate or other writing thereunder establishing the form and terms of such series.

                  In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement and the form of Indenture, including the forms of Debt Securities (as filed as an exhibit to the Registration Statement). We have also examined originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to such opinions, we have relied upon certificates or comparable documents of

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                                       2                       February 15, 2006


public officials and of officers and representatives of the Company. In connection with such opinions, we have assumed that:

                  (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

                  (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

                  (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

                  (d) the Board of Directors of the Company, or, to the extent permitted by the laws of the Cayman Islands and the articles of association, memorandum of association or other organizational documents, as the case may be, of the Company, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

                  (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the "Underwriting Agreement");

                  (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

                  (g) all Securities, and any certificates or Depositary Receipts in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Underwriting Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

                  (h) in the case of Debt Securities of any series issuable under the Indenture:

                  - an indenture substantially in the form of the Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

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                  -        in accordance with the terms of the Indenture, the
                           Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

                  - the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

                  - forms of Debt Securities, complying with the terms of the Indenture and evidencing such Debt Securities, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; and

                  (i) in the case of Depositary Shares and the related Depositary Receipts, the Board of the Company will have taken all necessary corporate action to establish the terms of the Depositary Shares; with respect to the preferred shares of the Company underlying such Depositary Shares (the "Preferred Shares"), all necessary actions to approve, designate, establish the terms and authorize the issuance of the series of Preferred Shares will have been taken and such terms will not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company; a depositary agreement (the "Depositary Agreement") relating to the Depositary Shares and the related Depositary Receipts will have been duly and properly authorized and validly executed and delivered by the Company and a bank or trust company to be selected by the Company as depositary (the "Depositary"), and such Depositary Agreement and such Depositary Receipts will not include any provision that is unenforceable; the Preferred Shares underlying such Depositary Shares will have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and deposited with the Depositary under the applicable Depositary Agreement; and the Depositary Receipts will have been duly executed, countersigned, registered and delivered against the deposit of such Preferred Shares in accordance with the appropriate Depositary Agreement;

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Debt Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

                  2. The Depositary Agreement will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as that enforcement

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is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

                  3. The Depositary Shares will represent valid interests in the Preferred Shares so deposited and shall entitle the holders thereof to the rights specified in the Depositary Receipts evidencing the Depositary Shares and in the applicable Depositary Agreement.

                  The opinions set forth above are limited in all respects to matters of the law of the State of New York and applicable United States federal law. We have relied as to matters of Cayman Islands law upon the opinion of Maples and Calder filed as Exhibit 5.2 to the Registration Statement. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Baker Botts L.L.P.